FIELDSTONE MORTGAGE INVESTMENT CORPORATION

Mortgage-Backed Notes

UNDERWRITING AGREEMENT

March 8, 2006

Bear Stearns & Co. Inc.
383 Madison Avenue, 11th Floor
New York, New York 10179

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010

Lehman Brothers Inc.
745 Seventh Avenue
30th Floor
New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10080

Ladies and Gentlemen:

          1. Introduction. Fieldstone Mortgage Investment Corporation, a Maryland corporation (the “Depositor”), proposes to sell to Bear Stearns & Co., Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith, Inc. (each an “Underwriter” and collectively, the “Underwriters”) the class principal amount or class notional amount of the Fieldstone Mortgage Investment Trust, Series 2006-1 Mortgage-Backed Notes (the “Notes”), identified in the pricing supplement, a form of which is attached as Schedule I hereto (the “Pricing Supplement”). The Notes will be issued pursuant to a Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) and an indenture (the “Indenture”) by and among Fieldstone Mortgage Investment Trust, Series 2006-1, a Delaware statutory trust (the “Issuing Entity”), an indenture trustee (the “Indenture Trustee”), and a trust administrator (the “Trust Administrator”). The Issuing Entity has been created pursuant to a trust agreement (the “Trust Agreement”) by and between an owner trustee (the “Owner Trustee”), the Depositor and Trust Administrator.

          The Notes will generally be payable out of the cash flows attributable to the property of each Issuing Entity, which will consist of one or more pools of mortgage loans (the “Mortgage Loans”) and certain related property to be conveyed to the Issuing Entity by the Depositor. The Mortgage Loans will be conveyed by the Depositor on the Delivery Date pursuant to one or more mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), by and between each Fieldstone Investment Corporation and any other party identified as a seller of the Mortgage Loans (each referred to herein as a “Seller”) and the Depositor. On the Delivery Date (as defined in Section 3 below), the Depositor will convey the Mortgage Loans to the Issuing Entity pursuant to a transfer and servicing agreement ( the “Transfer and Servicing Agreement”), by and among the Issuing Entity, the Depositor, each Seller, a master servicer (the “Master Servicer”), the Trust Administrator, the Indenture Trustee, the Servicer and potentially, one or more subservicers, including JPMorgan Chase Bank, National Association (each, a “Subservicer”). The Notes are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to the Underwriters.

          This Underwriting Agreement (this “Agreement”) includes the terms and conditions governing the offering and sale of Notes from the Depositor to the Underwriters. Upon the execution and delivery of this Agreement and the Pricing Supplement, the Underwriters agree to purchase Notes from the Depositor subject to the satisfaction of the conditions set forth herein. The Depositor and the Underwriters shall execute and deliver a Pricing Supplement detailing the Purchase Price and other terms of the Notes promptly upon such parties’ mutual agreement regarding such Purchase Price and terms. The Pricing Supplement shall include, among other things, the following information in connection with the offering of the Notes: (a) the aggregate amount of the Notes to be purchased by each Underwriter and the purchase price, net of underwriting discounts, for which each class of Notes shall be sold by the Depositor to the Underwriters, (b) the initial public offering price or the method by which the price at which such Notes are to be sold to the public, (c) the identification of significant parties to the transaction, (d) structural terms of the securities offering and (e) the listing of offering materials to be used in connection with the offering of the Notes.

          Capitalized terms used herein and not otherwise defined herein, shall have the meanings set forth in the Transfer and Servicing Agreement. The terms and conditions of the Pricing Supplement are deemed to be incorporated by reference into this Agreement as if such terms and conditions were originally described in this Agreement. The Pricing Supplement may be amended, modified or supplemented from time to time upon the mutual agreement of the parties thereto.

          2. Representations and Warranties of the Depositor. The Depositor represents and warrants to each of the Underwriters as of the date hereof and as of the Delivery Date:

          (a) A registration statement on Form S-3 (File Number 333-125910) including a prospectus (the “Base Prospectus”) and such amendments thereto as may have been required on the date hereof relating to the Notes has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has been filed and has become effective under the Securities Act of 1933 (the “Act”). Such registration statement, as amended to the date of this Agreement meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with such rule. Such registration statement, as amended and all documents incorporated therein by reference relating to the Notes is hereinafter referred to as the “Registration Statement”; such Base Prospectus, the form of which is contained in the Registration Statement; and any supplement to the Base Prospectus with respect to the offering of the Notes (the “Prospectus Supplement”), which shall be filed with the Commission pursuant to Rule 424 (b) of the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”) shall be collectively referred to herein as the “Prospectus.” References made herein to the Prospectus also shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the Prospectus and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time (as defined below) that is incorporated by reference in the Registration Statement.

          (b) The Depositor proposes to file with the Commission pursuant to Rule 424 under the Act a Prospectus Supplement relating to the Notes and the plan of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Depositor to be set forth therein. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and “Effective Date” means the date of the Effective Time.

At or prior to the time when sales to investors of the Notes were first made, as set forth in the Pricing Supplement (the “Time of Sale”), the Depositor had prepared or approved the following information (collectively, the “Approved Offering Materials”): each “issuer free writing prospectus” (as defined pursuant to Rule 433 under the Act, including the Time of Sale Document, each an “Issuer Free Writing Prospectus”) and any other “free writing prospectus” (as defined pursuant to Rule 405 under the Act, a “Free Writing Prospectus”), any Corrective Information (as defined below) or portion thereof listed as “Approved Offering Materials” in the Pricing Supplement. If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Approved Offering Materials” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”). As used in this Agreement, “Time of Sale Information” means any Approved Offering Materials with respect to the offering of the Notes which has been conveyed to an investor at the Time of Sale to such investor. The Time of Sale Information shall at a minimum include the Time of Sale Offering Document.

          (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus for the Notes, as of its date, and as amended or supplemented as of the Delivery Date (as defined in section 3) and any Static Pool Information referenced therein, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information (such information, the “Underwriters’ Information”) furnished to the Depositor in writing by any Underwriter expressly for use therein, it being understood that such information is limited to the information identified in the Pricing Supplement as the “Underwriters’ Information.” The Depositor acknowledges that the Underwriters’ Information constitutes the only information furnished in writing by the Underwriters for use in connection with the preparation of the Prospectus, and each Underwriter confirms that the Underwriters’ Information provided by it is correct. The Prospectus delivered to the Underwriters for use in connection with the offering of the Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T. Any Free Writing Prospectus included in the Approved Offering Materials, as of the date thereof, did not, and at the Delivery Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to the information contained in or omitted from such Free Writing Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of any Underwriter specifically for use in connection with the preparation of the Approved Offering Materials. “Static Pool Information” means the information required by Item 1105 of Regulation AB with regard to delinquency, cumulative loss and prepayment data and certain summary information for the original characteristics of prior securitized pools of mortgage loans of the Depositor or any affiliate, which Static Pool Information will be referred to or incorporated by reference into the Prospectus.

(d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (e) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own its assets and conduct its business as now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

          (f) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Operative Agreements or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by any of the Operative Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Operative Agreements or the Notes.

          (g) The Operative Agreements and the Notes conform, or will conform as of the Delivery Date, to the description thereof contained in the Registration Statement and the related Prospectus and any Issuer Free Writing Prospectus; and the Notes, on the Delivery Date, will have been duly and validly authorized and, when such Notes are duly and validly executed by the Issuing Entity, authenticated by the Indenture Trustee or the Trust Administrator and delivered in accordance with such Operative Agreements and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Operative Agreements.

          (h) The execution and delivery by the Depositor of this Agreement and the other Operative Agreements to which it is a party are within the corporate power of the Depositor and have been, or will have been on the related Delivery Date, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, nor the issuance of the Notes or offering thereof pursuant to the Prospectus or the Approved Offering Materials will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (i) At the date thereof, each Operative Agreement to which the Depositor is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

          (j) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the other Operative Agreements has been or will be taken or obtained on or prior to the applicable Delivery Date.

          (k) At the Delivery Date, each of the Mortgage Loans included in the Issuing Entity will conform to the representations and warranties with respect thereto set forth in the Mortgage Loan Purchase Agreement and the Depositor will (i) have equitable right, title and interest in the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), (ii) not have assigned to any person (other than the Issuing Entity) any of its right, title or interest in the Mortgage Loans, and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Issuing Entity and to sell the Notes to the Underwriters. Upon execution and delivery of the Transfer and Servicing Agreement by the Owner Trustee, the Owner Trustee will have acquired beneficial ownership of all of the Depositor’s title and interest in and to the Mortgage Loans, which will in turn be pledged to the Indenture Trustee in accordance with the terms of the Indenture.

          (l) If so specified in the Prospectus and any Issuer Free Writing Prospectus, certain of the Notes subject to this Agreement and offered by means of the Registration Statement may, when issued pursuant to the Indenture, be “mortgage related securities”, as such term is defined in Section 3(a)(41) of the Exchange Act.

(m) Neither the Depositor nor the Issuing Entity will be subject to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (n) Since the respective dates as of which information provided by the Sellers or the Depositor is given in the Prospectus and any Issuer Free Writing Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or any Seller, otherwise than as set forth or contemplated in the Prospectus and any Issuer Free Writing Prospectus as supplemented or amended as of the Delivery Date.

          (o) Any certificate signed by an officer of the Depositor and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty of the Depositor as to the matters covered thereby on the date of such certificate to each person to whom the representations and warranties in this Section 2 are made.

          (p) As of the date of delivery, there are no Mortgage Pool Errors in any of the information provided to the Underwriters regarding the Mortgage Loans and such information is true and correct in all material respects or, if there is any material error in any such information, the Depositor has promptly provided corrected information to the Underwriters.

          (q) On the Delivery Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and any Issuer Free Writing Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties of the Sellers and the Depositor set out in the Transfer and Servicing Agreement are hereby made to the Underwriters as though set out herein, and at the dates specified therein, such representations and warranties were and will be true and correct in all material respects.

          (r) Each of the Sellers and the Depositor possess all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and any Issuer Free Writing Prospectus and there are no proceedings pending or, to the best knowledge of the Depositor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of either the Sellers or the Depositor.

          (s) The Depositor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (t) (i) At the earliest time after the filing of the Registration Statement that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of Rules and Regulations and (ii) at the date hereof, the Depositor is not an Ineligible Issuer, as such term is defined in Rule 405 of the Rules and Regulations.

          (u) Any Issuer Free Writing Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations. Any Issuer Free Writing Prospectus as of the date thereof (and as the Time of Sale in the case of the Time of Sale Offering Document) and as of the Delivery Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriters expressly for use therein, it being understood that such information is limited to the Underwriters’ Information. The Depositor acknowledges that the Underwriters’ Information constitutes the only information furnished in writing by the Underwriters for use in connection with the preparation of any Issuer Free Writing Prospectus and each Underwriter confirms that the Underwriters’ Information provided by it is correct. Any Issuer Free Writing Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

          (v) The Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Prospectus, (ii) information included in the Approved Offering Materials, (iii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iv)  any other written communication approved in writing in advance by the Underwriters.

          (w) The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

          3. Purchase, Sale and Delivery of Notes. Delivery of and payment for the Notes will be made at such time and location as is specified in the Pricing Supplement, or as the Underwriters and the Depositor shall agree upon, such time being herein referred to as the “Delivery Date.” Delivery of such Notes shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the Pricing Supplement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and the Underwriters. Except as otherwise provided in the Pricing Supplement, each Class of Notes sold to the Underwriters pursuant to this Agreement will be represented initially by one or more notes registered in the name of Cede & Co., the nominee of the Depository Trust Company (the “DTC Notes”). The interests of the beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates for the DTC Notes will be made available only under the limited circumstances specified in the Indenture. Except as otherwise provided in the Pricing Supplement, each Class of Notes sold to the Underwriters as definitive notes will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriters shall request, and will be made available at least 24 hours prior to the applicable Delivery Date, for checking and packaging at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219 in such amounts as specified in the Pricing Supplement.

          4. Offering by Underwriters.

(a) It is understood that the Underwriters propose to offer the Notes subject to this Agreement for sale to the public as set forth in the Prospectus.

          (b) It is understood that the Underwriters will solicit offers to purchase the Notes only as follows: prior to the time the Underwriters have received the Time of Sale Offering Document as identified in the Pricing Supplement, the Underwriters may, in compliance with the provisions of this Agreement, solicit offers to purchase Notes; provided, that the Underwriters shall not accept any such offer to purchase a Note or any interest in any Note or Mortgage Loan or otherwise enter into any Contract of Sale for any Note, any interest in any Note or any Mortgage Loan prior to the investor’s receipt of the Time of Sale Offering Document as identified in the Pricing Supplement.

          (c) It is understood that the Underwriters will not enter into a Contract of Sale with any investor until the investor has received the Time of Sale Offering Document with respect to the Notes which are the subject of such Contract of Sale. For purposes of this Agreement, “Contract of Sale” has the same meaning as in Rule 159 of the Rules and Regulations and all Commission guidance relating to Rule 159.

          (d) It is understood that the Underwriters may provide to prospective investors certain Issuer Free Writing Prospectuses and prepare and provide to prospective investors other Free Writing Prospectuses, subject to the following conditions:

          (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such “written communication” (as such term is defined in Rule 405 under the Act) (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus (as defined above). The Underwriters shall not convey or deliver in connection with the initial offering of the Notes any ABS informational and computational materials as defined in Item 1101 of Regulation AB (“ABS Informational and Computational Materials”), in reliance upon Rules 167 and 426 under the Act.

          (ii) The Underwriters shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Rules and Regulations and all Commission guidance relating to Free Writing Prospectuses. For purposes hereof, “Issuer Information” shall have the meaning given such term in Rule 433 (h) of the Rules and Regulations, including the information specified in footnote 271 of Commission Release No. 33-8591 and “Derived Information” shall refer to information as is disseminated by any Underwriter to any potential investor, which information is prepared on the basis of or derived from, but exclusive of, (A) Issuer Information, (B) information contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference including Static Pool Information or (C) characteristics of the Mortgage Loans furnished by the Depositor to the Underwriters for use in the preparation of any Free Writing Prospectus. Consistent with such definition, “Issuer Information” shall not be deemed to include any information in a Free Writing Prospectus solely by reason of the Depositor’s review of the materials pursuant to subsection (f) below.

(e) Free Writing Prospectus Legends.

          (i) All Free Writing Prospectuses other than the Time of Sale Offering Document provided to prospective investors, whether or not filed with the Commission, shall bear a legend including the following statement (or a legend substantially similar):

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the mortgage loans and securities having the characteristics described in this free writing prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

(ii) The Time of Sale Offering Document provided to prospective investors shall bear a legend including the following statement (or a legend substantially similar):

“The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

          (f) The Underwriters shall deliver to the Depositor and its counsel, no later than the business day prior to the proposed date of first use thereof, any Free Writing Prospectus prepared by or on behalf of the Underwriters that contains any Issuer Information and request that such Free Writing Prospectus be filed with the Commission within the time period specified in the Rules and Regulations.

          (g) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by the Underwriters pursuant to Section 4(f) above will constitute all Free Writing Prospectuses of the type required to be delivered pursuant to Section 4(f) that were furnished to prospective investors of the Notes by the Underwriters in connection with its offer and sale of the Notes. If the Underwriters do not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (f) above, the Underwriters shall be deemed to have represented, as of the Delivery Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Rules and Regulations.

          (h) Each Underwriter represents and warrants to the Depositor that any Derived Information in each Free Writing Prospectus required to be provided by such Underwriter to the Depositor pursuant to Section 4(f), when viewed together with all other Time of Sale Information, did not, as of the Time of Sale, and will not as of the Delivery Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, each Underwriter makes no representation to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from Mortgage Pool Error (as defined below) or any Issuer Information, in each case, furnished by the Sellers or the Depositor to any Underwriter in writing or by electronic transmission that was used in connection with any Free Writing Prospectus.

          (i) Each Underwriter represents and warrants that it will not disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad, unrestricted dissemination within the meaning of Rule 433(d) under the Act.

          (j) The Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Notes.

          (k) Prior to the Delivery Date, in the event that the Depositor or any Underwriter becomes aware that, as of the Time of Sale, any Free Writing Prospectus delivered to a purchaser of a Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading when considered in conjunction with the Time of Sale Information (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriters or the Depositor, as appropriate, shall notify the other parties to the is Agreement thereof within one business day after discovery thereof. In connection with the discovery of any Defective Free Writing Prospectus:

          (i) The party responsible for the information to be corrected, if requested by the Depositor or an Underwriter, as appropriate, shall prepare, at their cost, a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(ii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of a Note which received the Defective Free Writing Prospectus prior to the Delivery Date;

          (iii) If the Defective Free Writing Prospectus is the Time of Sale Offering Document, the Underwriters shall notify such purchaser in a prominent fashion that the Contract of Sale with respect to the purchase of the Notes has been terminated, and of such purchaser’s rights as a result of termination of such agreement and shall provide such purchaser with an opportunity to affirmatively agree to purchase such Notes on the terms described in the Corrected Free Writing Prospectus; and

          (iv) In the event that (A) Issuer Information, (B) information contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement of any of them, taking into account information incorporated therein by reference including Static Pool Information or (C) a Mortgage Pool Error furnished by the Depositor to the Underwriters was the primary cause of the Defective Free Writing Prospectus, resulting in the Underwriters having to terminate an existing Contract of Sale as described in Section 4(k)(iii) hereof, each of the parties hereto agrees to renegotiate in good faith the Purchase Price of the Notes identified in the Pricing Supplement (and that the Pricing Supplement be amended accordingly) as and to the extent necessary to reflect a change in the pricing of the Notes resulting from the correction of the error or errors contained in the Defective Free Writing Prospectus, provided that any such change in Purchase Price of the Notes is expressly subject to the mutual agreement of the parties hereto.

          (l) Each Underwriter covenants with the Depositor that after the final Prospectus is available each of the Underwriters shall not distribute any written information concerning the Notes to a prospective investor of Notes unless such information is preceded or accompanied by the Prospectus or the required notice pursuant to Rule 173 of the Act has been delivered.

          5. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters participating in the offering of the Notes that:

          (a) Immediately following the execution of this Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Notes and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, from the Depositor, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Depositor deem appropriate in connection with the offering of such Notes, but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Notes, any amendments to the Registration Statement as in effect with respect to such Notes, or any amendments or supplements to the related Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof, the Depositor will, during such period, immediately advise the Underwriters or their counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Depositor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof. The Depositor will file such Prospectus pursuant to Rule 424 under the Act not later than the Commission’s close of business on the second Business Day following the availability of the Prospectus to the Underwriters.

          (b) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

          (c) The Depositor will cause any Free Writing Prospectuses with respect to the Notes to be filed with the Commission pursuant to Rule 433 under the Act in accordance with Section 8 prior to the time of filing of the Prospectus as provided in Section 5(a) hereof and will include therein all such materials so furnished; provided, however, the Depositor shall only be responsible for the filing of a Free Writing Prospectus prepared by the Underwriters as described in Section 4(f) hereof to the extent delivered by the Underwriters within the time period specified in Section 4(f) hereof.

          (d) The Depositor will cause the Trust Administrator to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Note (each, a “Noteholder”) at any time during such year, such information as is necessary or desirable to assist Noteholders in preparing their federal income tax returns.

          (e) The Depositor will furnish to the Underwriters copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, the Time of Sale Offering Document, and all amendments and supplements to such documents relating to the Notes, in each case as soon as available, and in such quantities as the Underwriters reasonably request.

          (f) The Depositor will arrange for, and will pay all expenses (including reasonable fees and expenses of counsel) in connection with the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that neither the Depositor nor the Issuing Entity shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

          (g) The Depositor will, while the Notes are outstanding furnish to the Underwriters, information with respect to the related Issuing Entity or the Mortgage Loans included in the related mortgage pool, as any such Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Notes.

          (h) The Depositor, whether or not the transactions contemplated under this Agreement are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (excluding fees and disbursements of its counsel, any Underwriter due diligence of the Mortgage Loans and accounting comfort letters obtained in connection with any Free Writing Prospectus other than any Issuer Free Writing Prospectus) incurred by them in connection with (i) the offering and the qualification of the Notes, (ii) the preparation of all documents described herein, including any Issuer Free Writing Prospectus, (iii) reasonable fees and expenses of the Servicer, Subservicer, Owner Trustee, Indenture Trustee and Trust Administrator, (iv) the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters may designate and the reproduction of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Notes and (vi) reasonable and customary expenses incurred in distributing any Prospectus and the Time of Sale Offering Document or any amendments or supplements thereto to the Underwriters; provided however, that the Depositor shall not be liable for the payment of any of the foregoing amounts to the extent that the failure to consummate the transactions described herein resulted from any act or omission of the Underwriters pursuant to the terms of this Agreement.

          (i) During the period when a Prospectus is required by law to be delivered in connection with the sale of Notes pursuant to this Agreement, the Depositor will file, or cause the Trust Administrator to file on behalf of the related Issuing Entity, on a timely and complete basis, all documents that are required by the related Issuing Entity with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (j) Fieldstone Investment Corporation on behalf of the Depositor, will prepare, or cause to be prepared, and file, or cause to be filed such tax returns and take such actions, all on a timely basis, as is required to maintain the Notes as debt status for tax purposes.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, and the applicable Delivery Date, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) Each of the obligations of the Depositor required to be performed by it on or prior to the Delivery Date pursuant to the terms of the relevant Operative Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Operative Agreements shall be true and correct as of the Delivery Date or as of another date specified therein and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of such Operative Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

          (b) The Underwriters shall have received letters dated the Delivery Date in form and substance reasonably acceptable to the Underwriters and their counsel, prepared by independent certified public accountants, (i) regarding the numerical and statistical information contained in the Prospectus other than the numerical and statistical information referred to in Section 6(c) hereof, and (ii) relating to certain agreed upon procedures as specified by the Underwriters.

          (c) The Underwriters shall have received letters dated the Delivery Date, in form and substance reasonably acceptable to the Underwriters and their counsel, prepared by independent certified public accountants, regarding the numerical and statistical information contained in the Time of Sale Offering Document. In addition, the Underwriters shall have received confirmation from independent certified public accountants, that no material pool characteristic (as agreed upon by the Depositor and the Underwriters) of the actual asset pool as of the Delivery Dates differs by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement relating to the Notes filed with the Commission.

          (d) The Underwriters shall have received letters (i) dated the Delivery Date with respect to the Prospectus Supplement and (ii) dated the date of any Issuer Free Writing Prospectus with respect to any Issuer Free Writing Prospectus, in form and substance acceptable to the Underwriters and their counsel, prepared by independent certified public accountants of the Servicers, regarding the numerical and statistical information contained in the Prospectus and any Issuer Free Writing Prospectus regarding the Servicers’ respective servicing portfolios.

(e) Each Underwriter shall have received the requested number of copies of the Prospectus for the Notes.

          (f) All actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Notes shall have been duly taken or made; and prior to the Delivery Date, the Underwriters shall have received confirmation of the effectiveness of the Registration Statement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission.

          (g) The Notes subject to this Agreement and offered by means of the Registration Statement shall be rated by the applicable rating agencies at the time of issuance as set forth in the Pricing Supplement.

(h) The Underwriters shall have received one or more opinions of counsel for the Depositor, dated the Delivery Date, substantially to the effect that:

          (i) The Depositor has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction or its formation or organization. The Depositor has the corporate power and authority to own its assets and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party;

          (ii) Each of the Trust Agreement, Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and each constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms;

          (iii) When duly authorized by the Issuing Entity and duly and validly executed and delivered by the Owner Trustee, on behalf of the Issuing Entity, and authenticated by the Indenture Trustee in accordance with the terms of the Indenture, delivered against payment of the purchase price therefor pursuant to this Underwriting Agreement, the Notes will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms;

(iv) Each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by the Depositor;

          (v) The execution and delivery by the Depositor of each of the Underwriting Agreement, the Trust Agreement, the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement and the performance by the Depositor of its obligations thereunder each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Depositor;

(vi) At the date hereof, the Issuing Entity is not required to be registered under the Investment Company Act of 1940, as amended;

(vii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies with the requirements of the TIA and the applicable rules and regulations;

(viii) The Indenture creates a valid security interest in favor of the Indenture Trustee, for the benefit of the holders of the Notes, in the Issuing

Entity’s right, title and interest in and to the Collateral securing the obligations of the Issuing Entity under the Indenture in which a security interest may be created pursuant to the UCC;

          (ix) The Registration Statement has been declared effective under the Act; the Base Prospectus and the Prospectus Supplement have each been filed pursuant to Rule 424(b) of the Rules and Regulations in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

          (x) Any Free Writing Prospectus required to be filed by the Depositor with the Commission (other than those Free Writing Prospectuses containing Issuer Information prepared by the Underwriters that the Underwriters fail to deliver) has been filed pursuant to Rule 433 of the Rules and Regulations in the manner and within the time period required by Rule 433;

          (xi) The Registration Statement, the Prospectus and any Issuer Free Writing Prospectus in the Approved Offering Materials (in each case other than (A) the financial statements, schedules, tables and other financial and statistical data included or incorporated by reference therein or omitted therefrom and (B) any documents incorporated by reference, as to which such counsel need not express an opinion), as of their respective effective or issue dates, as the case may be, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations;

          (xii) In the event that the related Prospectus Supplement and any Issuer Free Writing Prospectus included in the Approved Offering Materials disclose that any class of Notes constitute “mortgage-related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, that such class so qualifies assuming that it is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, for so long as it is so rated;

          (xiii) The information in the Prospectus and the Time of Sale Offering Document under the captions “Description of the Notes,” “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” and “The Trust Agreement and the Indenture,” to the extent that it constitutes a summary of certain provisions of the Notes and of the Mortgage Loan Purchase Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, has been reviewed by such counsel and is correct in all material respects; the statements contained under the caption “ERISA Considerations,” insofar as such statements describe certain provisions of federal statutes and regulations, have been reviewed by such counsel, and such statements fairly describe such provisions and regulations; and the statements contained under the caption

“Federal Income Tax Consequences,” insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

          (xiv) With respect to the mortgage notes that constitute “instruments,” “general intangibles” or “tangible chattel paper,” as those terms are defined in the UCC, the filing of a Financing Statement on form UCC1 in proper form in the appropriate filing office in the State of Maryland will be effective to perfect the security interest of the Indenture Trustee in the mortgage notes. Such security interest in favor of the Indenture Trustee will be prior to any security interest in the Mortgage Notes in favor of any other creditor of the Issuing Entity;

          (xv) Under current United States federal income tax law, based upon certain financial calculations prepared by the Underwriters concerning the projected payments on the Notes and assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Operative Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for United States federal income tax purposes of securities having terms substantially the same as those of the Notes, the Notes, other than any Notes, or portions of Classes of Notes which, at the time of their issuance, the owner of the Ownership Certificate, either directly or indirectly through one or more Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related Qualified REIT Subsidiary acquires beneficial ownership thereof (the “Retained Notes”), will be treated as debt for United States federal income tax purposes. In addition, we are of the opinion that, if any Retained Note is subsequently sold for cash to a party unrelated to the beneficial owner of the Ownership Certificate, such Retained Note will be treated as debt for U.S. federal income tax purposes as of the date of such sale, assuming that the Ownership Certificate continues to be held by (a) a REIT, (b) a Qualified REIT Subsidiary or (c) an entity that is disregarded for United States federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary, determined as of the date of such sale where appropriate, and provided that:

(A)	no modifications have been made to the Transaction Documents as of the date of such sale;

(B)	the respective ratings of such Retained Note as of the date of such sale are not lower than the rating for such Retained Note as of the Delivery Date; and

(C)	no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to these opinions as of the date hereof.

(xvi) Although the Issuing Entity will be classified as a taxable mortgage pool, the Issuing Entity will not be subject to United States federal income tax as long as the beneficial owner of the Ownership Certificate is (a) a REIT or (b) a Qualified REIT Subsidiary or (c) an entity that is disregarded for United States federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary.

(i) The Underwriters shall have received one or more opinions of counsel for each Seller, dated the Delivery Date, substantially to the effect that:

          (i) The Seller has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Maryland. The Seller has the organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller has the corporate power and authority to acquire and own the Mortgage Loans.

          (ii) The Seller has the corporate power and authority to (A) execute and deliver the Operative Agreements, (B) perform its obligations under and consummate the transactions provided for in the Operative Agreements, and (C) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

          (iii) The Seller has the corporate power and authority to (A) execute and deliver the related Mortgage Loan Purchase Agreement, (B) perform its obligations under and consummate the transactions provided for in the related Mortgage Loan Purchase Agreement, and (C) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

(iv) Each of the Operative Agreements has been duly authorized and executed by a duly authorized officer of the Seller.

          (v) The transfer and sale by the Seller of the related Mortgage Loans to the Depositor pursuant to the related Mortgage Loan Purchase Agreement, the compliance by the Seller with the provisions of the related Operative Agreements and the consummation of the transactions contemplated by the related Operative Agreements and the fulfillment of the terms thereof will not violate or breach any of the terms and provisions of the articles of incorporation or bylaws of the Seller.

          (vi) No authorization, approval, or other action by, and no notice to or filing with any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the related Operative Agreements.

(vii) Each of the related Operative Agreements constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

          (viii) To our knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Seller (a) asserting the invalidity of any of the Operative Agreements, (b) seeking to prevent the consummation of any of the transactions provided for in the Operative Agreements, or (c) that would materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability with respect to the Seller of, any of the Operative Agreements.

          (j) The Underwriters shall have received one or more opinions of counsel to the Depositor substantially to the effect that the transfer of all of the right, title and interest in and to the Mortgage Loans from the related Seller to the Depositor and from the Depositor to the Issuing Entity in each case, constitutes a “true sale” for bankruptcy purposes and with respect to the “non-consolidation” in a bankruptcy proceeding of the related Seller and the Depositor.

          (k) The Underwriters shall have received a statement of counsel to the Depositor substantially to the effect that nothing has come to such counsel’s attention that would lead them to believe that the Registration Statement (at the time it became effective), the Prospectus or the Prospectus Supplement (in both cases, as of the date of the Prospectus Supplement and as of the Delivery Date), the Time of Sale Offering Document (as of the Time of Sale) or any Issuer Free Writing Prospectus (as of the date of the Issuer Free Writing Prospectus) (other than the financial and statistical information or information contained therein, as to which such counsel need not express an opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (l) The Underwriters shall have received an opinion of counsel to the Issuing Entity, Owner Trustee, Trust Administrator, Custodian and Indenture Trustee, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (m) The Underwriters shall have received opinions of counsel to the Master Servicer, each Servicer and each Subservicer, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (n) The Underwriters shall have received opinions of counsel to any provider of any derivative instrument documented under the ISDA master agreement, and an opinion of counsel to any credit support provider or guarantor relating to such derivative instrument, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (o) The Underwriters shall have received opinions of counsel to any credit enhancement provider relating to the Notes, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

          (p) The Underwriters shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers each of the Sellers, the Servicer and the Depositor as the Underwriters may request, dated the applicable

Delivery Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that with respect to each such party, as applicable, (i) the representations and warranties of such party in this Underwriting Agreement and in any applicable Operative Agreement are true and correct; (ii) such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Delivery Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) the information contained in the Prospectus relating to the Sellers, the Servicer and the Depositor, as applicable, and relating to the Mortgage Loans, is true and accurate in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Prospectus contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading; (v) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of such party; (vi) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting such party or the transactions contemplated by this Underwriting Agreement; (vii) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the Notes confirming that the Notes have been rated in one of the four highest rating categories established by such agency or agencies as set forth in the Pricing Supplement and such rating has not been lowered since the date of such letter; and (viii) any applicable derivative instrument documented under the ISDA Master Agreement (including any related credit support documents or guarantees) has been delivered.

          (q) If applicable, the Underwriters shall have received letters dated the applicable Delivery Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the Notes, to the effect that the Underwriters may rely upon their opinion to such rating organization, as if such opinion were rendered to the Underwriters.

          (r) The Underwriters shall have received certificates of the Issuing Entity, the Owner Trustee, the Trust Administrator and the Indenture Trustee, signed by one or more duly authorized officers of such parties, dated the applicable Delivery Date, as to the due acceptance of the related Operative Agreements by such parties, as applicable, and the due authorization and delivery of the Notes by the Issuing Entity and the Trust Administrator thereunder.

          (s) To the extent, if any, that the ratings provided to the Notes by any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) are conditional upon the furnishing of documents or opinions of counsel or the taking of any other actions by the parties to the Operative Agreements, as the case may be, shall furnish such documents and take any such other actions.

(t) The Underwriters shall have received letters from each Rating Agency confirming the ratings set forth in the Pricing Supplement.

(u) The Depositor will furnish the Underwriters with such conformed copies of such other opinions, certificates, letters and documents as the Underwriters reasonably requests.

          (v) Subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall not have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

          (w) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, subsequent to the execution and delivery of this Agreement, of the Sellers and its affiliates that is in the reasonable judgment of the Underwriters material and adverse and that makes it in the reasonable judgment of the Underwriters impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (x) Subsequent to the execution and delivery of this Agreement, none of the following shall have occurred (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such), and in the case of any of the events specified in clauses (i) through (iv), such event makes it, in the reasonable judgment of the Underwriters, impractical to market the Notes.

          7. Indemnification.

          (a) The Depositor will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, expenses, damages or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid settlement of any action, suit, proceeding or claim asserted) to which such Underwriter or such controlling person may become subject, under the Act or the Exchange Act or other Federal or State statutory law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Free Writing Prospectus or Issuer Free Writing Prospectus in the Approved Offering Materials, any Static Pool Information, or the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (which, in respect of information included in the Approved Offering Materials, was not corrected by the Corrective Information subsequently supplied to the Underwriters at any time prior to the Time of Sale); and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents (A) in reliance upon and in conformity with any Derived Information and (B) in any Free Writing Prospectus furnished to prospective investors by the Underwriters, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (a “Mortgage Pool Error”) in the information concerning the characteristics of the Mortgage Loans or any Issuer Information, in each case, furnished by the Sellers or the Depositor to any Underwriter in writing or by electronic transmission that was used in connection with either (x) any Free Writing Prospectus or (y) any written or electronic materials furnished to prospective investors on which any Free Writing Prospectus was based , or except to the extent that any untrue statement or alleged untrue statement in or omission from any Free Writing Prospectus is caused primarily by information contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement of any of them, taking into account information incorporated therein by reference including Static Pool Information. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Depositor to each Underwriter, but only with reference to (i) any Derived Information provided by such Underwriter (except resulting from a Mortgage Pool Error) in any Free Writing Prospectus or Issuer Free Writing Prospectus and (ii) the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters’ Information; provided, however, that in no event shall the Underwriters be liable to the Depositor under this paragraph (b) with respect to material described in clause (i) above unless such Underwriter prepared such Derived Information and no Underwriter shall be liable to the Depositor under this paragraph (b) in an amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with this offering of the Notes. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof , unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for each of, and approved by, the Underwriters in the case of paragraph (a) of this Section 7, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter . No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          8. Delivery and Filing of Free Writing Prospectuses; Designation of Approved Offering Materials.

                    (a) The Depositor agrees to file with the Commission the following:

(i) Any Issuer Free Writing Prospectus;

(ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriters to the Depositor pursuant to Section 4(f); and

          (iii) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (b) Any Free Writing Prospectus required to be filed pursuant to Section 8(a) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

          (i) If any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Notes may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Notes and the date of first use; and

          (ii) If the Issuer Free Writing Prospectus, or Issuer Information contained in the Free Writing Prospectus would constitute ABS Informational and Computational Materials, the Depositor shall file such Issuer Free Writing Prospectus or Issuer Information within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Act;

          (iii) Any Free Writing Prospectus required to be filed pursuant to Section 8(a)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

          (iv) The Depositor shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Depositor, if such information is included or incorporated by reference in the Prospectus, any Issuer Free Writing Prospectus or any Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes, or (B) any Free Writing Prospectus or portion thereof that contains no Issuer Information but contains a description of the Notes or the offering of the Notes which does not reflect the final terms thereof;

provided, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriters must comply with their obligations pursuant to Section 4 and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (c) Any “written communication” (as defined in Rule 405 under the Act) prepared by or on behalf of the Underwriters to be designated as “Approved Offering Materials” in the Pricing Supplement must be delivered to the Depositor and its counsel, no later than the business day prior to the proposed date of first use thereof. The Depositor must consent to prior to any such “written communication” being designated as “Approved Offering Materials” in the Pricing Supplement.

          9. Default of Underwriters. If any Underwriter or Underwriters participating in the offering of Notes default in their obligations to purchase Notes hereunder and the aggregate principal amount of such Notes which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes set forth in the Pricing Supplement, the Underwriters may make arrangements satisfactory to the Depositor for the purchase of such Notes by other persons, including any of the Underwriters participating in such offering, but regardless of whether such arrangements are made the non-defaulting Underwriters shall remain obligated severally to purchase the Notes which they committed to purchase in accordance with the terms hereunder. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes set forth in the Pricing Supplement and arrangements satisfactory to the Underwriters and the Depositor for the purchase of such Notes by other persons are not made, this Agreement will terminate without liability on the part of any nondefaulting Underwriters, except as provided in Section 7. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          10. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the related Delivery Date shall be terminable by the Underwriters if at any time on or prior to the Delivery Date (a) any of the conditions set forth in Section 6 are not satisfied when and as provided therein; (b) the Underwriters and the Depositor are unable to agree on a new Purchase Price following an event described in Section 4(k)(iv) hereof; (c) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to any Seller or the Depositor, or for the winding up or liquidation of the affairs of any Seller or the Depositor; or (d) there shall have been the consent by the related Seller or the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the related Seller or the Depositor or of or relating to substantially all of the property of the related Seller or the Depositor. The termination of the Depositor’s obligations hereunder shall not terminate the Depositor’s rights hereunder or its right to exercise any remedy available to it at law or in equity.

          Notwithstanding anything herein contained, this Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Depositor prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal or state authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Notes.

          11. No Fiduciary Duty. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. In addition, no Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

          12. Survival of Certain Indemnities, Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers, each Seller or its respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any Seller or any of their officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

          If this Agreement is terminated pursuant to Section 12 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h), and the obligations of the Depositor and the Underwriters pursuant to Section 7 shall remain in effect.

          13. Notices. All communications hereunder will be in writing and, if sent to an Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriters as follows: (a) for Bear Stearns & Co., Inc., 383 Madison Avenue, 11th Floor, New York, New York 10179, (b) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 4th Floor, New York, New York 10010, (c) Lehman Brothers Inc., 745 Seventh Avenue, 30th Floor, New York, New York 10019 and (d) for Merrill Lynch, Pierce, Fenner & Smith, Inc., 4 World Financial Center, 250 Vesey Street, New York, New York 10080, and to the Depositor at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 (Telecopy Number: 443-367-2230), Attention: President, Fieldstone Mortgage Investment Corporation.

          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and their successors and assigns, and no other person will have any right or obligations hereunder.

          15. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

          16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          17. Obligations of the Sellers. Each Seller agrees with each of the Underwriters, for the sole and exclusive benefit of each such Underwriter, each such Underwriter’s officers and directors and each person controlling each such Underwriter within the meaning of the Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Notes from the Depositor, to indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to Section 7 hereof. In the case of any claim against any Seller by any Underwriter, any officer or director of any Underwriter or any person controlling any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

[SIGNATURE PAGE FOLLOWS]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement between the Depositor and the Underwriters, in accordance with its terms.

Very truly yours,

FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor

By:	/s/ John C. Kendall

Name: John C. Kendall
Title: President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

BEAR STEARNS & CO. INC.

By:	/s/ Matthew Perkins

Name: Matthew Perkins
Title: Senior Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Boris Grinberg

Name: Boris Grinberg
Title: Director

LEHMAN BROTHERS INC.

By:	/s/ Samir Tabet

Name: Samir Tabet
Title: Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Tom Saywell

Name: Tom Saywell
Title: Authorized Signatory

[Signature Page One to Fieldstone 2006-1 Underwriting Agreement]

Agreed to as to Section 18:

FIELDSTONE INVESTMENT CORPORATION

By:	/s/ John C. Kendall

Name: John C. Kendall
Title: Senior Vice President

[Signature Page Two to Fieldstone 2006-1 Underwriting Agreement]

Schedule I

FORM OF PRICING SUPPLEMENT

FIELDSTONE MORTGAGE INVESTMENT CORPORATION

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 200[ ]-[   ]
MORTGAGE-BACKED NOTES, SERIES 200[ ]-[   ]

SUMMARY OF TERMS

[              ], 200[ ]

Reference is hereby made to that certain Underwriting Agreement, dated March 8, 2006 (the “Underwriting Agreement”), by and among Fieldstone Mortgage Investment Corporation, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The terms and conditions of this pricing supplement are deemed to be incorporated by reference into the Underwriting Agreement as if such terms and conditions were originally described in the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Underwriting Agreement. By execution and delivery hereof, the parties hereto acknowledge that they agree to the terms described herein. This Pricing Supplement may be amended from time to time as provided in the Underwriting Agreement.

To:	Fieldstone Mortgage Investment Corporation, as Depositor under the Transfer and Servicing Agreement dated as of [ ], 200[ ]

Re:	Underwriting Agreement dated as of [ ], 200[ ]

Title:	Fieldstone Mortgage Investment Corporation Mortgage-Backed Notes, Series 200[ ]-[ ], Class [ ] Notes

Principal Amount:	$[ ] (approximate)

Terms of the Notes:

Class	Original Principal/Notional Balance	Note Rate

Class	Original Principal/Notional Balance	Note Rate

Note Ratings:

Class of Notes	[ ]	[ ]	[ ]

Underwritten Notes:	Class [ ] Notes

Notes Retained by [the Seller]:	Class [ ] Notes

Underwriters:	[ ]

Lead Underwriter:	[ ]

Servicer:	Fieldstone Servicing Corp. (the “Servicer”)

Subservicer:	[ ] (“[ ],” or such capacity, the “Subservicer”)

Indenture Trustee:	[ ], (the “Indenture Trustee”)

Owner Trustee:	[ ] (the “Owner Trustee”)

Master Servicer:	[ ] (“[ ]” or in such capacity, the “Master Servicer”)

Trust Administrator:	[ ] (or in such capacity, the “Trust Administrator”)

[Swap/Cap/Corridor Counterparty]:	[ ]

Terms of Sale:

The purchase price payable by the Underwriters for each Class of Notes is the applicable purchase price percentage set forth below under “Purchase Price and Allocation of Notes Among Underwriters” of the aggregate note principal amount of each Class of Notes.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Notes in the principal amounts set forth below under “Purchase Price and Allocation of Notes Among Underwriters” opposite their respective names.

Underwriters’ Information:	[The information set forth under the captions “Underwriting” in the Prospectus, the Prospectus Supplement and the Time of Sale Offering Document.

Underwriting Commissions:

Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriters in connection with the purchase of the Notes.

Public offering price and/or method of determining price at which the Underwriters will sell the Notes: [Negotiated transactions.]

Mortgage Loans:

The mortgage loans (the “Mortgage Loans”) sold by Fieldstone Investment Corporation (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of [              ], 200[ ], and conveyed by the Depositor to the Issuing Entity pursuant to the Transfer and Servicing Agreement, dated as of [              ], 200[ ] (the “Transfer and Servicing Agreement”), among any Seller, the Depositor, the Servicer, the Subservicer, the Indenture Trustee, the Master Servicer and the Trust Administrator.

Payment Dates:	Beginning [ ], 200[ ], and thereafter on the 25th day of each month (or if such day is not a Business Day, then the next Business Day thereafter).

Delivery Date and Location:	10:00 a.m., New York Time, on or about [ ], 200[ ], or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

Approved Offering Materials:	[_______________]

Time of Sale Offering Document:	[_______________]

Time of Sale:	[_______________]

PURCHASE PRICE AND ALLOCATION OF NOTES AMONG UNDERWRITERS

Class of Notes	Approximate Balance ($)	Purchase Price (% of Par)	[__________]	[__________]	[__________]	[__________]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

Total

*Notional Amount of such Interest-only Notes.

[SIGNATURE PAGE TO FOLLOW]

BEAR STEARNS & CO. INC.

By:

Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:

Name:
Title:

LEHMAN BROTHERS INC.

By:

Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:

Name:
Title:

Accepted:

FIELDSTONE MORTGAGE INVESTMENT CORPORATION,
as Depositor

By:

Name:
Title:

PRICING SUPPLEMENT

FIELDSTONE MORTGAGE INVESTMENT CORPORATION

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2006-1
MORTGAGE-BACKED NOTES, SERIES 2006-1

SUMMARY OF TERMS

MARCH 13, 2006

Reference is hereby made to that certain Underwriting Agreement, dated March 8, 2006 (the “Underwriting Agreement”), by and among Fieldstone Mortgage Investment Corporation, Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The terms and conditions of this pricing supplement are deemed to be incorporated by reference into the Underwriting Agreement as if such terms and conditions were originally described in the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Underwriting Agreement. By execution and delivery hereof, the parties hereto acknowledge that they agree to the terms described herein. This Pricing Supplement may be amended from time to time as provided in the Underwriting Agreement.

To:	Fieldstone Mortgage Investment Corporation, as Depositor under the Transfer and Servicing Agreement dated as of March 1, 2006

Re:	Underwriting Agreement dated as of March 8, 2006

Title:	Fieldstone Mortgage Investment Corporation Mortgage-Backed Notes, Series 2006-1, Class A Notes and Class M Notes

Principal Amount:	$926,936,000 (approximate)

Terms of the Notes:

Class	Original Principal/Notional Balance	Note Rate

A1	$378,966,000	LIBOR plus 0.08%

A2	$342,689,000	LIBOR plus 0.19%

A3	$20,547,000	LIBOR plus 0.27%

M1	$33,588,000	LIBOR plus 0.36%

M2	$30,789,000	LIBOR plus 0.38%

M3	$17,727,000	LIBOR plus 0.39%

M4	$15,861,000	LIBOR plus 0.50%

M5	$14,928,000	LIBOR plus 0.53%

M6	$14,461,000	LIBOR plus 0.58%

Class	Original Principal/Notional Balance	Note Rate

M7	$13,529,000	LIBOR plus 1.10%

M8	$11,663,000	LIBOR plus 1.30%

M9	$9,330,000	LIBOR plus 2.30%

M10	$5,598,000	5.00%

M11	$17,260,000	5.00%

Note Ratings:

Class of Notes	Moody’s	S&P

A1	Aaa	AAA

A2	Aaa	AAA

A3	Aaa	AAA

M1	Aa1	AA+

M2	Aa2	AA+

M3	Aa3	AA

M4	A1	AA

M5	A2	AA-

M6	A3	A+

M7	Baa1	A

M8	Baa2	A-

M9	Baa3	BBB

M10	NR	BBB

M11	NR	BBB-

Underwritten Notes:	Class A Notes and Class M Notes

Notes Retained by the Seller or affiliate thereof:	Class M10 Notes and Class M11 Notes

Underwriters:	Bear, Stearns & Co. Inc. (“Bear Stearns”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Lehman Brothers Inc. (“Lehman”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”)

Lead Underwriter:	Bear, Stearns & Co. Inc.

Servicer:	Fieldstone Servicing Corp. (the “Servicer”)

Subservicer:	JPMorgan Chase Bank, National Association (the “Subservicer”)

Indenture Trustee:	HSBC Bank USA, National Association, (the “Indenture Trustee”)

Owner Trustee:	U.S. Bank Trust National Association (the “Owner Trustee”)

Master Servicer:	Wells Fargo Bank, N.A. (the “Master Servicer”)

Trust Administrator:	Wells Fargo Bank, N.A. (or in such capacity, the “Trust Administrator”)

Swap Counterparty:	Bear Stearns Financial Products Inc.

Terms of Sale:

The purchase price payable by the Underwriters for each Class of Notes is the applicable purchase price percentage set forth below under “Purchase Price and Allocation of Notes Among Underwriters” of the aggregate note principal amount of each Class of Notes.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Notes in the principal amounts set forth below under “Purchase Price and Allocation of Notes Among Underwriters” opposite their respective names.

Underwriters’ Information:	The first two paragraphs and the first sentence of the third paragraph under the caption “Method of Distribution” in the Prospectus Supplement.

Underwriting Commissions:

Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriters in connection with the purchase of the Notes.

Public offering price and/or method of determining price at which the Underwriters will sell the Notes other than the Retained Notes: Negotiated transactions.

Mortgage Loans:

The mortgage loans (the “Mortgage Loans”) sold by Fieldstone Investment Corporation (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of March 1, 2006, and conveyed by the Depositor to the Issuing Entity pursuant to the Transfer and Servicing Agreement, dated as of March 1, 2006 (the “Transfer and Servicing Agreement”), among any Seller, the Depositor, the Servicer, the Subservicer, the Indenture Trustee, the Master Servicer and the Trust Administrator.

Payment Dates:	Beginning April 25, 2006, and thereafter on the 25th day of each month (or if such day is not a Business Day, then the next Business Day thereafter).

Delivery Date and Location:	10:00 a.m., New York Time, on or about March 23, 2006, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

Approved Offering Materials:

Free Writing Prospectus dated as of March 8, 2006 (consisting of a Term Sheet and Term Sheet Supplement) relating to the Notes, Free Writing Prospectus dated as of March 10, 2006 (consisting of a Term Sheet and Term Sheet Supplement) relating to the Notes, Free Writing Prospectus dated as of March 10, 2006 relating to the Notes (“Virtual Red”), Prospectus Supplement dated March 15, 2006 to the Prospectus dated July 1, 2005 relating to the Notes

Time of Sale Offering Document:	Virtual Red

Time of Sale:	March 13, 2006/ 2:00 p.m.

PURCHASE PRICE AND ALLOCATION OF NOTES AMONG UNDERWRITERS

Class of Notes	Approximate Balance ($)	Purchase Price (% of Par)*	Bear Stearns	Credit Suisse	Lehman	Merrill Lynch
A1	$378,966,000	99.75%	$265,276,200	$37,896,600	$37,896,600	$37,896,600
A2	$342,689,000	99.75%	$239,882,300	$34,268,900	$34,268,900	$34,268,900
A3	$20,547,000	99.75%	$14,382,900	$2,054,700	$2,054,700	$2,054,700
M1	$33,588,000	99.75%	$23,511,600	$3,358,800	$3,358,800	$3,358,800
M2	$30,789,000	99.75%	$21,552,300	$3,078,900	$3,078,900	$3,078,900
M3	$17,727,000	99.75%	$12,408,900	$1,772,700	$1,772,700	$1,772,700
M4	$15,861,000	99.75%	$11,102,700	$1,586,100	$1,586,100	$1,586,100
M5	$14,928,000	99.75%	$10,449,600	$1,492,800	$1,492,800	$1,492,800
M6	$14,461,000	99.75%	$10,122,700	$1,446,100	$1,446,100	$1,446,100
M7	$13,529,000	99.75%	$9,470,300	$1,352,900	$1,352,900	$1,352,900
M8	$11,663,000	99.75%	$8,164,100	$1,166,300	$1,166,300	$1,166,300
M9	$9,330,000	99.75%	$6,531,000	$933,000	$933,000	$933,000
M10	$5,598,000	100%	$5,598,000	—	—	—
M11	$17,260,000	100%	$17,260,000	—	—	—
Total	$926,936,000		$655,712,600	$90,407,800	$90,407,800	$90,407,800

*Approximate

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